Exhibit 10.3

2nd AMENDMENT TO AGREEMENT

THIS AMENDING AGREEMENT is dated May 30th, 2019.

Between:

IDEANOMICS, INC., formerly Seven Stars Cloud Group, Inc., a Nevada corporation (“Ideanomics” or “SSC”)

And:

FOMALHAUT LIMITED, a company organized under the laws of the British Virgin Islands (“SSS”)

Background

1.	Ideanomics and SSS (the “Parties”) entered into a Stock Purchase Option Agreement (the “Contract”) dated August 31st, 2018, for the following purpose:
•	To grant SSS the option to sell Grapevine Logic, Inc. (“GLI”) shares, or the right to purchase the GLI shares, to Ideanomics.

2.	The Parties desire to amend the Contract on the terms and conditions set forth in this Amending Agreement (the “Agreement”).

3.	This Agreement is the second amendment to the Contract.

IN CONSIDERATION OF the Parties agreeing to amend their obligations in the existing Contract, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to keep, perform, and fulfill the promises, conditions, and agreements below:

Amendments

The Contract is amended as follows:

1.	The following is hereby deleted from the Contract:

Section 2(a) The aggregate exercise price for the Option is the fair market value of the Company Shares as of the close of business on the date preceding the date upon which the Option is exercised (the “Exercise Price”).

2.	The following from the original Contract is hereby changed and shall hereafter be and read as follows:

Section 2(a) The aggregate exercise price for the Option is the greater of (i) fair market value of the Company Shares as of the close of business on the date preceding the date upon which the Option is exercised; and (ii) $1.84 per share (the “Exercise Price”).

In the instance of conflict between the terms of the Agreement and the Contract, the terms of the Agreement shall prevail.

No Other Change

Except as otherwise expressly provided in this Agreement, all of the terms and conditions of the Contract remain unchanged and in full force and effect.

Miscellaneous Terms

Capitalized terms not otherwise defined in this Agreement will have the meanings ascribed to them in the Contract. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine include the feminine and vice versa. No regard for gender is intended by the language of this Agreement.

IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand on this May 30th, 2019.

For Ideanomics, Inc.

/s/ Alfred P. Poor
By: Alfred P. Poor
Title: Chief Executive Officer

For Fomalhaut Limited.

/s/ Bruno Wu
By:
Title: